EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 2010 relating to the consolidated financial statements and financial statement schedule of Meru Networks, Inc., which appears in the Prospectus filed on March 31, 2010 pursuant to Rule 424(b) under the Securities Act of 1933, relating to Meru Networks, Inc.’s Registration Statement (File No. 333-163859) on Form S-1.

/s/ Burr Pilger Mayer, Inc.
San Jose, California
August 6, 2010